FORM 8-K



               SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D. C.   20549



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)  October 31, 1995
                                               -------------------

                     Commission File No.           1-6112
                  -----------------------------------------------




                         NORTEK, INC.
-----------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


       Delaware                              05-0314991
-----------------------------------------------------------------
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)          Identification No.)


            50 Kennedy Plaza, Providence, RI   02903-2360
-----------------------------------------------------------------
             (Address of principal executive offices)
                           (Zip Code)


                         (401) 751-1600
-----------------------------------------------------------------
       (Registrant's telephone number, including area code)



                              N/A
-----------------------------------------------------------------
       (Former name, former address and former fiscal year
                   if changed since last year)


Item 2. Acquisition or Disposition of Assets


On October 31, 1995, pursuant to a stock purchase agreement, two subsidiaries of a wholly owned subsidiary of Nortek, Inc., purchased substantially all of the outstanding capital stock of BEST S.p.A. and Maninvest S.r.l. ("Best" or "Best-Maninvest Group") for Italian lira ("L") 21.0 billion (approximately U.S.$13 million at exchange rates in effect at the acquisition date) consisting of L 16.0 billion (approximately U.S.$10 million at exchange rates in effect at the acquisition date) in cash at the closing and an additional L 5.0 billion (approximately U.S.$3 million at exchange rates in effect at the acquisition date) in deferred payments over five years.

In addition, such selling shareholders have the right to earn purchase price payments of up to L 3.0 billion (approximately U.S.$1.9 million at exchange rates in effect at the acquisition date) over the next five years' depending on the amount of earnings of Best.

See   the  attached  financial  statements  and  pro   forma
financial statements of Nortek and Best-Maninvest Group contained elsewhere herein.


Item 7. Financial Statements and Exhibits

        (a)   Financial statements of business acquired

               Unaudited    Best-Maninvest   Group   Combined
               Balance Sheet as of June 30, 1995, together with unaudited Best-Maninvest Group Combined Statements of Operations, Combined Statements
               of   Changes  in  Shareholders'  Equity   and
               Combined Statements of Cash Flows for the six months ended June 30, 1995 and June 30, 1994.

               Audited Best-Maninvest Group Combined Balance Sheet as of December 31, 1994, together with
               audited    Best-Maninvest   Group    Combined
               Statement  of Operations, Combined  Statement
               of   Changes  in  Shareholders'  Equity   and
               Combined Statement of Cash Flows for the year
               ended   December  31,  1994,  together   with
               accompanying Notes.

        (b)  Pro Forma Financial Information

               (1) Nortek, Inc. and Subsidiaries unaudited pro forma condensed consolidated balance sheet as of July 1, 1995, together with Nortek, Inc. and Subsidiaries unaudited pro forma condensed consolidated statement of operations from continuing operations for the year ended December 31, 1994 and the six months ended July 1, 1995.

        (c)   Exhibits

               2.1  Acquisition   Agreement  dated   as   of
                    October  31,  1995 between Nortek,  Inc.
                    and Sergio Mancini and Franco Mantini.

               23.1 Consent of Independent Public
                    Accountants



                          SIGNATURE


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NORTEK, INC.



                              By:  /s/ Almon C. Hall
                                 --------------------------

November 9, 1995





                NORTEK, INC. AND SUBSIDIARIES
             INTRODUCTION TO UNAUDITED PRO FORMA
         CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



The following unaudited pro forma condensed consolidated balance sheet as of July 1, 1995 and the unaudited pro forma condensed consolidated statements of operations from continuing operations for the six months ended July 1, 1995 and the twelve months ended December 31, 1994 give effect to the purchase of all the stock of Best-Maninvest Group by subsidiaries of Nortek, Inc. See Item 2 which is incorporated herein by reference.

The pro forma balance sheet assumes that the transaction occurred as of July 1, 1995, while the statements of operations assume that the transaction occurred as of January 1, 1994.

The pro forma data does not purport to be indicative of the results which would have actually been reported had the purchase occurred on the dates assumed or which may be reported in the future. These financial statements should be read in conjunction with the accompanying notes and the historical consolidated financial statements and related notes of Nortek included in its latest annual and quarterly reports and the Best financial statements included herein.
Interim results are not necessarily indicative of the results to be expected in the future.



                         NORTEK, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF JULY 1, 1995
                        (Amounts in Millions of U.S.$)


                                             U.S.           PRO FORMA
                           NORTEK            GAAP            ADJUST-
                             AS      ADD     ADJ.    SUB-     MENTS      PRO
                          REPORTED   BEST  DR/(CR)  TOTAL    DR/(CR)    FORMA
                          --------    ----    ----   -----   -------    -----
Current Assets:
 Unrestricted--
   Cash and investments
     at cost which
     approximates market   $ 78.5    $ 7.0  $  ---   $ 7.0  $(10.0)(a) $ 75.5
   Marketable securities
     available for sale      19.5     ---      ---   ---       ---       19.5
 Restricted--
   Investments and market-
     able securities at
     cost which approxi-
     mates market             9.4     ---      ---     ---     ---        9.4
 Accounts receivable,
   less allowances          106.0     17.5     ---    17.5     ---      123.5
 Inventories, net            98.1     12.3     ---    12.3      .9(e)   111.3
 Prepaid expenses and
   other current assets       9.1      4.6     ---     4.6     ---       13.7
 U. S. Federal prepaid
   income taxes              18.5      ---     ---     ---     ---       18.5
                            -----    ----     ----    ----     ---     -----
     Total Current Assets   339.1     41.4     ---    41.4    (9.1)     371.4
                            -----    ----     ----    ----    ----     -----
Property and Equipment at
 cost, net                   98.3     15.4     2.4    17.8     4.4(c)   120.5
                            -----    ----     ----    ----    ----     -----

Other Assets:
 Goodwill, less accumu-
   lated amortization        71.7     ---      ---     ---     5.9(g)    77.6
 Deferred debt expense        8.0     ---      ---     ---     ---        8.0
 Other                        9.2       .8     ---      .8     ---       10.0
                            -----    ----    -----    ----   -----     -----
                             88.9       .8     ---      .8     5.9       95.6
                            -----    ----    -----    ----   -----     -----
                           $526.3    $57.6  $  2.4   $60.0   $ 1.2     $587.5
                            =====    ====    =====    ====    ====     =====



The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.




                         NORTEK, INC. AND SUBSIDIARIES
           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (Continued)
                              AS OF JULY 1, 1995
                        (Amounts in Millions of U.S.$)

                                              U.S.          PRO FORMA
                           NORTEK             GAAP           ADJUST-
                             AS       ADD     ADJ.    SUB-    MENTS     PRO
                          REPORTED    BEST  DR/(CR)  TOTAL   DR/(CR)   FORMA
                          --------    ----    ----   -----   -------   -----
LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current Liabilities:
 Notes payable, current
   maturities of long-term
   debt and other short-
   term obligations        $  4.5    $17.6   $ ---   $17.6   $ (.6)(a) $ 22.7
 Accounts payable            58.8     21.2     ---    21.2     ---       80.0
 Accrued expenses and
   taxes, net                91.3      7.0     (.2)    7.2     (.9)(d)   99.4
                             ----    ----     ----    ----    ----     -----
     Total Current
      Liabilities           154.6     45.8     (.2)   46.0    (1.5)     202.1
                            -----    ----    -----    ----    ----     -----

Other Liabilities:
 Deferred income taxes       18.2     ---      (.5)     .5    (2.7)(f)   21.4
 Other                        7.5     ---      ---     ---     ---        7.5
                            -----    ----     ----    ----    ----     -----
                             25.7     ---      (.5)     .5    (2.7)      28.9
                            -----    ----     ----    ----    ----     -----
Notes, Mortgage Notes and
 Other Notes Payable        219.6      6.6    (2.2)    8.8    (1.7)(a)  230.1
                            -----    ----     ----    ----    ----     -----

Stockholders' Investment:
 Preference stock, $1 par
   value; authorized
   7,000,000 shares, none
   issued                     ---     ---      ---     ---     ---       ---
 Common Stock, $1 par
   value; authorized
   40,000,000 shares,
   15,829,710 shares
   issued                    15.8      2.2     ---     2.2     2.2(b)    15.8
 Special Common Stock,
   $1 par value; author-
   ized 5,000,000 shares,
   790,233 shares issued       .8     ---      ---     ---     ---         .8
 Additional paid-in
   capital                  134.6     ---      ---     ---     ---      134.6
 Retained earnings            6.5      3.0      .5     2.5     2.5(b)     6.5
 Cumulative translation,
   pension and other
   adjustments               (3.2)    ---      ---     ---     ---       (3.2)
 Less - treasury common and
     special common stock
     at cost, 3,795,210
     shares and 271,605
     shares, respectively   (28.1)    ---      ---     ---     ---      (28.1)
                            -----    ----     ----    ----    ----     -----
                           $526.3    $57.6   $(2.4)  $60.0   $(1.2)    $587.5
                            =====    ====     ====    ====    ====     =====



The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.




                         NORTEK, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          FROM CONTINUING OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994
           (Amounts in Millions of U.S.$, Except Per Share Amounts)


                                              U.S.          PRO FORMA
                         NORTEK               GAAP           ADJUST-
                           AS        ADD      ADJ.    SUB-    MENTS      PRO
                        REPORTED     BEST   DR/(CR)  TOTAL   DR/(CR)    FORMA
                        --------     ----     ----   -----   -------    -----

Net Sales               $737.1      $59.8     $ ---  $59.8   $ ---     $796.9
                         -----       ----      ----   ----    ----     -----

Costs and Expenses:
Cost of products sold    520.3       45.6       ---   45.6    (.6)(l)   565.3
Selling, general and
 administrative
 expense                 166.8        9.0       (.1)   8.9     ---      175.7
                         -----       ----      ----   ----    ----     -----
                         687.1       54.6       (.1)  54.5    (.6)      741.0
                         -----       ----      ----   ----    ----     -----

Operating earnings        50.0        5.2       (.1)   5.3    (.6)       55.9
Interest expense         (26.2)      (1.8)       .1   (1.9)    .3(i)    (28.4)
Interest income            5.3         .3       ---     .3     .5(j)      5.1
Loss on businesses
 sold                     (1.7)       ---       ---    ---     ---       (1.7)
Exchange rate losses       ---        (.4)      ---    (.4)    ---        (.4)
                         -----      -----      ----   ----    ----     -----
Earnings from continuing
 operations before
 provision for income
 taxes                    27.4        3.3       ---    3.3     .2        30.5
Provision for income
 taxes                    10.2        1.0        .4    1.4    (.1)(k)    11.5
                         -----       ----      ----    ---     ----    -----
Earnings from continuing
 operations             $ 17.2      $ 2.3     $  .4   $1.9  $  .1      $ 19.0
                         =====       ====      ====    ===    ====     =====

Net Earnings Per Share:
Continuing operations
 Primary                $ 1.35                                         $ 1.50
                         =====                                          =====
 Fully diluted          $ 1.34                                         $ 1.48
                         =====                                          =====

Weighted Average Number
 of Shares:
 Primary                  12.7                                           12.7
                          ====                                          ====
 Fully diluted            13.1                                           13.1
                          ====                                          ====




                         NORTEK, INC. AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          FROM CONTINUING OPERATIONS
                     FOR THE SIX MONTHS ENDED JULY 1, 1995
           (Amounts in Millions of U.S.$, Except Per Share Amounts)


                                              U.S.          PRO FORMA
                           NORTEK             GAAP           ADJUST-
                             AS       ADD     ADJ.    SUB-    MENTS      PRO
                          REPORTED    BEST  DR/(CR)  TOTAL   DR/(CR)    FORMA
                          --------    ----    ----   -----   -------    -----
Net Sales                  $379.0    $35.9    $ ---   $35.9   $ ---     $414.9
                            -----     ----     ----    ----    ----      -----

Costs and Expenses:
Cost of products sold       280.1     29.2      ---    29.2     (.6)(h)  308.7
Selling, general and
 administrative
 expense                     79.7      4.7      (.1)    4.6     ---       84.3
                            -----     -----    ----    ----    ----      -----
                            359.8     33.9      (.1)   33.8     (.6)     393.0
                            -----     ----     ----    ----    ----      -----

Operating earnings           19.2      2.0      (.1)    2.1     (.6)      21.9
Interest expense            (11.8)    (1.2)      .1    (1.3)     .1(i)   (13.2)
Interest income               3.2       .1      ---      .1      .3(j)     3.0
Net loss on marketable
 securities                   (.2)     ---      ---     ---     ---        (.2)
Exchange rate losses          ---      (.5)     ---     (.5)    ---        (.5)
                            -----     ----     ----    ----    ----      -----
Earnings from continuing
 operations before
 provision for income
   taxes                     10.4       .4      ---      .4     (.2)      11.0
Provision for income
 taxes                        4.7       .1       .1      .2      .1(k)     5.0
                            -----     ----     ----    ----    ----      -----
Earnings from continuing
  operations              $   5.7   $   .3   $  (.1) $   .2  $  (.1)    $  6.0
                            =====     =====    ====    ====    ====      =====

Net Earnings Per Share:
Continuing operations
 Primary                   $  .45                                       $  .47
                            =====                                        =====
 Fully diluted             $  .45                                       $  .47
                            =====                                        =====

Weighted Average Number
 of Shares:
 Primary                     12.7                                         12.7
                             ====                                         ====
 Fully diluted               12.7                                         12.7
                             ====                                         ====




                         NORTEK, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      JULY 1, 1995 AND DECEMBER 31, 1994



(a) Entry necessary to reflect the purchase of all the outstanding shares of Best at an approximate aggregate purchase price of approximately $10,000,000 in cash and approximately $2,300,000 (net of debt discount at 10.5%) payable in installments over five years.

(b)  Elimination of Best's shareholders' equity

(c) Entry necessary to adjust the book value of property and equipment to estimated fair market value.

(d)  Entry necessary to accrue the estimated acquisition costs.

(e)  Entry necessary to adjust Best's inventory to estimated fair market value.

(f) Entry necessary to record deferred income taxes in connection with the allocation of the purchase price to net assets.

(g) Entry necessary to record estimated goodwill arising from the acquisition of Best.

(h) Adjustment to increase cost of products sold for approximately $72,000, reflecting the amortization of goodwill of approximately $5,900,000 over a 40-year period, the decrease of approximately $363,000 to reflect the Company adopting a first-in, first-out method of accounting for Best's inventory, and a net decrease of approximately $261,000 that is necessary to record Best's depreciation expense which reflects the net effect of the increase to fair market value of property and equipment and the Company's basis of accounting upon acquisition.

(i) Adjustment to interest expense at a rate of 10.5% that is necessary to reflect amortization of debt discount on a portion of the purchase price (approximately $3,100,000) that is payable in five annual installments.

(j) Adjustment to interest income that is necessary to reflect the effect of cash and short-term investments used in connection with the acquisition.

(k) The provision for income taxes reflects the tax effect of the pro forma adjustments at an assumed effective tax rate of 50%.

(l) Adjustment to increase cost of products sold for approximately $147,000, reflecting the amortization of goodwill of approximately $5,900,000 over a 40-year period, and a net decrease of $783,000 that is necessary to record Best's depreciation expense which reflects the net effect of the increase to fair market value of property and equipment and the Company's new basis of accounting upon acquisition.



                             BEST/MANINVEST GROUP
                             --------------------
                            COMBINED BALANCE SHEET
                               ----------------
                           Millions of Italian Lire


ASSETS                                                   June 30, 1995
                                                           (Unaudited)
FIXED ASSETS
INTANGIBLE FIXED ASSETS
 Formation and expansion expenses                                32
 Research, development and advertising costs                     62
 Licenses, trademarks and concessions                            74
 Other charges to depreciate                                    173
                                                             ------
                                                                341
                                                             ------
TANGIBLE FIXED ASSETS
 Land and buildings                                          14,158
 Plant and machinery                                          8,308
 Industrial and commercial equipment                          1,742
 Work in progress and advance                                   853
 Other assets                                                    74
                                                             ------
                                                             25,135
                                                             ------
FINANCIAL FIXED ASSETS
Receivables:
long term                                                       109
                                                             ------
Total                                                           109
                                                             ------
TOTAL FIXED ASSETS                                           25,585
                                                             ------

CURRENT ASSETS
INVENTORY
 Raw, ancillary and consumption materials                     9,098
 Semi-finished goods                                          5,730
 Finished goods                                               4,759
 Advances                                                       403
                                                             ------
                                                             19,990
                                                             ------
RECEIVABLES:
 Trade receivables                                           28,611
 Other third parties
   - short terms                                              7,026
   - long terms                                                  40
                                                             ------
                                                             35,677
                                                             ------
FINANCIAL ASSETS WHICH ARE NOT
FIXED ASSETS
 Investments in not controlled enterprises                      104
 Other investments                                              748
                                                             ------
                                                                852
                                                             ------

CASH AND BANKS
Bank and postal accounts                                     11,361
Cash and valuables                                               59
                                                             ------
                                                             11,420
                                                             ------
TOTAL CURRENT ASSETS                                         67,939
                                                             ------
PREPAYMENTS AND ACCRUALS
 Accruals and other prepayments                                 960
                                                             ------
TOTAL ASSETS                                                 94,484
                                                             ------




                             BEST/MANINVEST GROUP
                             --------------------
                            COMBINED BALANCE SHEET
                               ----------------
                           Millions of Italian Lire


LIABILITIES                                              June 30, 1995
                                                           (Unaudited)
SHAREHOLDERS' EQUITY
  Share Capital                                                3,550
  Legal Reserve                                                  341
  Retained Earnings                                            3,907
  Net Income                                                     398
                                                              ------
Shareholders' Equity of the Group                              8,196
                                                              ------
Capital and Reserve of minority interests                        264
Net Income of minority interests                                  25
                                                              ------
Total Shareholders' Equity                                     8,485
                                                              ------

PROVISIONS FOR RISKS AND EXPENSES
  Taxes                                                          918
  Others                                                       1,032
                                                              ------
  Total                                                        1,950
                                                              ------
PERSONNEL LEAVING INDEMNITY                                    4,000
                                                              ------

PAYABLES
  To banks:
   - short term                                               28,410
   - long term                                                10,339
  Other financial institutions:
   - short term                                                  278
   - long term                                                   442
  Advances                                                       234
  Trade payables                                              34,601
  Taxes payable                                                  729
  To social security institutions                                656
  Other payables                                               3,775
                                                              ------
  Total                                                       79,464
                                                              ------
ACCRUED LIABILITIES AND DEFERRED INCOME
  Accruals and other deferred income                             585
                                                              ------
TOTAL LIABILITIES                                             94,484
                                                              ------

MEMORANDUM ACCOUNTS

SECURITIES GRANTED
Real securities:
  Land and buildings                                           8,667
  Other securities                                               700

OTHER MEMORANDUM ACCOUNTS                                      4,348







                             BEST/MANINVEST GROUP
                             --------------------
                         COMBINED STATEMENT OF INCOME
                               ----------------
                           Millions of Italian Lire
                For the six months ended June 30, 1995 and 1994



                                                          For The
                                                      Six Months Ended
                                                    --------------------
                                                    June 30,    June 30,
                                                      1995        1994
                                                      ----        ----
                                                         (Unaudited)
VALUE OF PRODUCTION

Net sales revenues                                   59,358     48,571
Other revenues                                        1,076        150
                                                     ------     ------
TOTAL REVENUES                                       60,434     48,721

PRODUCTION COSTS                                    (48,651)   (36,062)
                                                     -------    -------
Earnings before sales costs and
 general expenses                                    11,783     12,659
                                                     -------    -------

Sales costs and general expenses                     (8,682)    (6,949)

Financial income and expenses, net                   (2,778)    (1,379)

Other income and expenses, net                          290        ---
                                                     -------    -------
Earnings before income taxes                            613      4,331

Provision for income taxes                              190      1,863
                                                     -------    -------
Total net income                                        423      2,468

Minorities' net income                                  (25)       (43)
                                                     -------    -------
GROUP NET INCOME                                        398      2,425
                                                     -------    -------





                             BEST/MANINVEST GROUP
                             --------------------
             COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
             -----------------------------------------------------
                           Millions of Italian Lire
                    For the six months ended June 30, 1995
                                  (Unaudited)



                                                           Minority     Total
                                                          Interests     Share-
                  Share  Legal  Reval.Ret.    Net          Net          hold.
                 Capital  Res.  Res. Earn.    Inc.  Total  Inc.  Res.   Equity
                 -------  ----  ---- -----    ----  -----  ----  ----   ------
BALANCE, December
 31, 1994         1,052    196  304   2,570  3,688  7,810    65   180   8,055

Allocation of
 1994 income               145        3,543 (3,688)     0   (65)   65       0

Dividends distri-
 bution                                 (33)          (33)                (33)

Reserves utilized
 to increase
 share capital    2,498        (304) (2,194)            0                   0

Changes in the
 foreign rate
 and other
 differences                             21            21          19      40

Net income                                     398    398    25           423
                  -----    ---  ---   -----    ---  -----    --   ---   -----
BALANCE, June
 30, 1995         3,550    341    0   3,907    398  8,196    25   264   8,485
                  =====    ===  ===   =====    ===  =====    ==   ===   =====


                             BEST/MANINVEST GROUP
                             --------------------
                  COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                        -------------------------------
                           Millions of Italian Lire

                    For the six months ended June 30, 1994
                                  (Unaudited)



                                        Approp.
                             Balance of 1993 Other 1994 Balance 12/31/93 Result Changes Income 6/30/94
                             --------    ------    -------   ------   -------

Capital stock                 1,052        ---       ---       ---     1,052
Revaluation reserve             304        ---       ---       ---       304
Legal reserve                   172         30       (6)       ---       196
Other and retained
 earnings                     3,168      (504)      (94)       ---     2,570
Net income for the period                                    2,425     2,425
                                                                       -----
Total group shareholders'
 equity                                                                6,547
Minority interests:
 Capital stock and reserves                                              162
 Net income for the period                                                43
                                                                       -----
 Total Minority Interest                                                 205
                                                                       -----
Total Stockholders' Equity                                             6,752
                                                                       -----




                             BEST/MANINVEST GROUP
                             --------------------
                        COMBINED STATEMENT OF CASH FLOW
                        -------------------------------
                           Millions of Italian Lire

                For the six months ended June 30, 1995 and 1994
                    ---------------------------------------


                                                          For The
                                                      Six Months Ended
                                                    --------------------
                                                    June 30,    June 30,
                                                      1995        1994
                                                      ----        ----
                                                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES

Cash flow from operations                            3,509       5,218
                                                     ------      ------

Changes in certain assets and liabilities:
  Trade receivables, net                            (1,957)     (5,482)
  Inventories, net                                  (7,012)     (3,186)
  Trade payables, net                                4,692       6,510
  Other, net                                          (354)      1,718
                                                     ------      ------
Total adjustments to operations                     (4,631)       (440)
                                                     ------      ------
Net cash (used in) provided by operating
  activities                                        (1,122)      4,778
                                                     ------      ------

Cash flows from investing activities:
  Capital expenditures                              (5,219)     (6,967)
  Other, net                                          (253)         ---
                                                     ------      ------
Net cash used in investing activities               (5,472)     (6,967)
                                                     ------      ------

Cash flows from financing activities:
  Increase in borrowings                             4,311       2,763
  Other, net                                            32        (430)
                                                     ------      ------
Net cash provided by financing activities            4,343       2,333
                                                     ------      ------
(Decrease) increase in cash in hand and at banks    (2,251)        144
Cash in hand and at banks at the beginning
  of the period                                     13,671       9,355
                                                     ------      ------
Cash in hand and at banks at the end of the
  period                                            11,420       9,499
                                                     ------      ------



              BEST-MANINVEST GROUP
              NOTES TO THE UNAUDITED COMBINED FINANCIAL STATEMENTS AS OF JUNE 30, 1995 AND JUNE 30, 1994

The unaudited combined financial statements as of June 30, 1995 and for the six months ended June 30, 1995 and June 30, 1994 have been prepared on the basis of interim financial statements by the management of The Best-Maninvest Group. These unaudited combined financial statements have been prepared on the basis of the statutory accounting records at June 30, 1995 and June 30, 1994 integrated by extra-accounting records (such as depreciation, provision for leaving indemnities, accruals, etc.) which usually are recorded in the statutory books only at December 31, closing date of the Fiscal Year. These unaudited combined financial statements should be read in conjunction with the audited combined financial statements of Best-Maninvest Group as of December 31, 1994 included elsewhere herein.




                         INDEPENDENT AUDITORS' REPORT








To the Shareholders of
BEST S.p.A. and MANINVEST S.r.l.



We have audited the combined financial statements of the BEST - MANINVEST GROUP (which includes BEST S.p.A. and its subsidiary and MANINVEST S.r.l. and its subsidiaries as indicated in note 1 of these financial statements) for the year ended December 31, 1994.

Our audit was conducted in accordance with Italian generally accepted auditing standards which are substantially similar to auditing standards generally accepted in the United States. In accordance with the Italian standards, we make reference to the accounting principles issued by the Italian National Council of Accountants.

In our opinion, the combined financial statements referred to above, taken as a whole, present fairly, in all material respects, the financial position and results of operations and cash flow of the BEST - MANINVEST GROUP (as identified above) for the year ended December 31, 1994, in conformity with accounting principles generally accepted in Italy.



/s/DELOITTE & TOUCHE

October 20 1995
Ancona, Italy



                             BEST/MANINVEST GROUP
                             --------------------
                            COMBINED BALANCE SHEET
                            ----------------------

ASSETS                                                        12.31.94
                                              Amounts in Lire Millions
A   RECEIVABLES FROM SHAREHOLDERS FOR
    PAYMENTS STILL DUE                                             0
                                                                  --

B   FIXED ASSETS

 I  INTANGIBLE FIXED ASSETS
    1  Start-up and expansion expenses                           42
    2  Research, development and advertising expenses            12
    3  Industrial patents and intellectual property rights       32
    4  Concessions, licenses, trade marks                        17
    5  Other intangible fixed assets                             12
                                                                ---
       Total intangible fixed assets                            115
                                                                ---

 II TANGIBLE FIXED ASSETS
    1  Land and buildings                                    13,204
    2  Plant and machinery                                    7,185
    3  Industrial and commercial equipment                    1,735
    5  Assets under construction and advances to suppliers      433
                                                             ------
       Total tangible fixed assets                           22,557

III FINANCIAL FIXED ASSETS
    1  Equity investments in:
       a) non-combined subsidiaries
       b)associated companies
       c)other companies
    2  Financial receivables due from:
       a)non-combined subsidiaries
       b)associated companies
       c)third parties:
         - Short term                                            21
         - Long term                                            160
    3  Other securities                                           0
                                                                ---
       Total financial fixed assets                             181
                                                                ---

       TOTAL FIXED ASSETS                                    22,853
                                                             ------




C   CURRENT ASSETS

 I  INVENTORIES
    1  Raw materials and other materials                      5,821
    2  Work in progress and semifinished products             4,285
    4  Finished goods and goods for resale                    2,478
    5  Advance payments to suppliers                            394
                                                             ------
       Total inventories                                     12,978
                                                             ------

 II ACCOUNTS RECEIVABLE:
    1  Trade receivables                                     26,654
    5  Other receivables:
       - due within 12 months                                 7,170
       - due beyond 12 months                                    95
                                                             ------
       Total accounts receivable                             33,919
                                                             ------

III CURRENT FINANCIAL ASSETS
    3  Other investments                                         58
    5  Other securities                                         747
                                                             ------
       Total current financial assets                           805
                                                             ------

 IV LIQUID FUNDS
    1  Bank and post office deposits                         13,619
    2  Cash and valuables                                        52
                                                             ------
       Total liquid funds                                    13,671
                                                             ------

       TOTAL CURRENT ASSETS                                  61,373
                                                             ------

D   ACCRUED INCOME AND PREPAID EXPENSES                         841
                                                             ------

    TOTAL ASSETS                                             85,067
                                                             ------



            See accompanying Notes to Combined Financial Statements



                             BEST/MANINVEST GROUP
                             --------------------
                            COMBINED BALANCE SHEET
                            ----------------------


LIABILITIES AND SHAREHOLDERS' EQUITY                          12.31.94
                                              Amounts in Lire Millions
A   SHAREHOLDERS' EQUITY

I    Capital stock                                             1,052
III  Revaluation reserves                                        304
IV   Legal reserve                                               196
VII  Other reserves                                            2,570
IX   Net income (loss) for the year                            3,688
                                                               -----
    GROUP INTEREST IN SHAREHOLDERS' EQUITY                     7,810
    Minority interest                                            245
                                                               -----
    TOTAL SHAREHOLDERS' EQUITY                                 8,055
                                                               -----

B   PROVISIONS FOR RISKS AND EXPENSES
    2  For taxation                                              869
    3  Other provision s                                       1,755
       Total provisions for risks and expenses                 2,624
                                                               -----

C   PERSONNEL LEAVING INDEMNITY                                3,587
                                                               -----

D   ACCOUNTS PAYABLE
     3 Due to banks:
       - within 12 months                                     27,088
       - beyond 12 months                                      7,350
     4 Due to other financial institutions:
       - within 12 months                                        161
       - beyond 12 months                                        322
     5 Advances                                                  311
     6 Trade accounts                                         29,909
     7 Payables represented by securities                        254
    11 Taxes payable                                           2,040
    12 Payables to social security institutions                1,077
    13 Other payables                                          1,569
                                                              ------
       Total accounts payable                                 70,081
                                                              ------
    ACCRUED LIABILITIES AND DEFERRED INCOME                      720
                                                              ------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                85,067
                                                              ------
            See accompanying Notes to Combined Financial Statements



                              MEMORANDUM ACCOUNTS
                                                              12.31.94

A.  Guarantees given:
    - Sureties                                                    77
    - Mortgages on land and buildings                         19,010
    - Guarantees on owned bonds                                  700
                                                              ------
    Total guarantees given                                    19,787
                                                              ------

B.  Other memorandum accounts:
    - Leasing payables                                         2,801
                                                              ------
    TOTAL GUARANTEES AND MEMORANDUM ACCOUNTS                  22,588
                                                              ------


            See accompanying Notes to Combined Financial Statements



                             BEST/MANINVEST GROUP
                             --------------------
                         COMBINED STATEMENT OF INCOME
                         ----------------------------

                                                              12.31.94
                                              Amounts in Lire Millions

A   PRODUCTION VALUE
    1  Revenues from sales and services                      96,347
    2  Changes in inventories of work in progress,
       finished and semi-finished goods                       2,548
    5  Other income and revenues                                820
                                                             ------
       Total production value                                99,715
                                                             ------
B   PRODUCTION COSTS
     6 Raw, ancillary, consumable materials and goods       (32,862)
     7 Services                                             (30,791)
     8 Utilization of third party assets                     (1,049)
     9 Labour costs
       a) wages and salaries                                (15,240)
       b) social contributions                               (6,129)
       c) personnel termination indemnity                    (1,021)
       d) other costs                                          (226)
    10 Depreciation, amortization and writedowns:
       a) amortization of intangible fixed assets              (399)
       b) depreciation of tangible fixed assets              (2,919)
       c) other writedowns of non current assets               (116)
       d) writedowns of receivables included in working
         capital and liquid assets                              (95)
    11 Changes in inventories of raw materials and other
       materials                                              1,919
    12 Provision for risks
    13 Other provisions
    14 Other operating charges                               (2,501)
                                                            -------
       Total production cost                                (91,429)
                                                            -------

    DIFFERENCE BETWEEN VALUE AND COST OF PRODUCTION           8,286
                                                            -------

C   FINANCIAL INCOME AND CHARGES
    15 Income from investments                                    4
    16 Other financial income:
       b) from securities held as financial fixed assets
         which do not constitute equity investments              81
       c)from securities included among the current
         assets which do not constitute equity investments        6
       d)financial income other than the above                1,182
    17 Interest and other financial charges                  (4,369)
                                                             ------
       Total financial income and charges                    (3,096)
                                                             ------

D   ADJUSTMENTS TO THE FINANCIAL ASSETS
    18 Revaluations                                               0
    19 Writedowns                                                 0
                                                             ------
       Total adjustments                                          0
                                                             ------
E   EXTRAORDINARY INCOME AND CHARGES
    20 Income:
       a) gains on disposals                                     72
       b) sundry gains                                           81
       c) other extraordinary gains                             244
    21 Charges:
       - losses on disposals                                   (200)
       - other charges                                          (36)
                                                             ------
       Total extraordinary items                                161
                                                             ------

       PROFIT (LOSS) BEFORE TAX                               5,351
    22 Income taxes for the year
       - current                                             (1,558)
       - deferred                                               (40)
                                                             ------

    23 COMBINED NET INCOME                                    3,753
       (Profit)/loss pertaining to the minority interests       (65)
                                                             ------
       NET INCOME (LOSS) PERTAINING TO THE GROUP              3,688
                                                              -----

            See accompanying Notes to Combined Financial Statements




                            BEST/MANINVEST GROUP
                             --------------------
             COMBINED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
             -----------------------------------------------------
                     FOR THE YEAR ENDING DECEMBER 31, 1994
                     -------------------------------------

                          (Amounts in Lire Millions)


                                  APPROPRIATION
   SHAREHOLDERS'         BALANCE     OF 1993     OTHER     1994   BALANCE
       EQUITY            12/31/93     RESULT    CHANGES   INCOME  12/31/94
-------------            --------     ------    -------   ------  --------

Pertaining to the Group:

Capital stock             1,052                                     1,052

Revaluation reserve         304                                       304

Legal reserve               172          30       (6)                 196

Other reserve and
 retained earnings        3,168       (504)      (94)               2,570

Net income for the
 year                                                     3,688     3,688
                                                                    -----
Total Group shareholders'
 equity                                                             7,810
                                                                    -----

Minority interests:

Capital stock and
 reserves                                                             180

Net income for the year                                                65
                                                                    -----
Total minority interest                                               245
                                                                    -----
TOTAL                                                               8,055
                                                                    -----





            See accompanying Notes to Combined Financial Statements





                             BEST/MANINVEST GROUP
                             --------------------
                        COMBINED STATEMENT OF CASH FLOW
                        -------------------------------
                            Million of Italian Lire

                     For the year ending December 31, 1994
                     ------------------------------------


Cash flow generated by operations:

Net income for the year (before minority interest)               3,753

Adjustments of items which do not affect cash flow
Depreciation and amortization                         3,434
Personnel leaving indemnity provision accrued
 during the year                                      1,038
Accrual to provisions                                   956
Net loss on assets disposed                             128      5,556
Changes in current assets and liabilities
Trade receivables                                    (8,063)
Other receivables                                    (3,991)
Inventories                                          (4,822)
Prepayments and accruals                               (146)
Trade payables                                       13,863
Other payables                                          928     (2,231)
                                                                ------
Total adjustments to Net Income                                  3,325
                                                                ------

Cash flow generated by operations                                7,078
                                                                ------

Cash flows from investment activities:
Book value of assets disposed                           131
Purchase of tangible fixed assets                   (12,545)
Increase in intangible fixed assets                     (64)
(Increase) decrease in investments                      (50)   _______
Net cash used in investing activities                          (12,528)
                                                               -------

Cash flow from financing activities
Personnel leaving indemnity paid during the year       (268)
Increase in other non-current assets                     82
Increase in payables to banks                         7,905
New loans                                             3,164
Payments of existing loans                             (598)
Dividends distributed                                  (544)   _______
Net cash by financing activities                                 9,741
                                                               -------
Exchange differences arising on translation of foreign
 currency financial statements                                      25
                                                               -------
Increase (decrease) in liquid funds                              4,316
                                                               -------
Cash in hand and at banks at December 31, 1993                   9,355
Cash in hand and at banks at December 31, 1994                  13,671
                                                               -------
Increase (decrease) in cash in hand and at banks                 4,316
                                                               -------


            See accompanying Notes to Combined Financial Statements




                             BEST-MANINVEST GROUP

                NOTES TO THE COMBINED FINANCIAL STATEMENTS FOR
                       THE YEAR ENDED DECEMBER 31, 1994



The combined financial statements have been prepared taking into consideration the regulations introduced by Decree 127/1991 which implements the EC VII Directive.

The notes to the combined financial statements explain, analyze and, in some cases, supplement the data reported on the face of the financial statements.

Additional information is also provided in order to present a true and fair view of the financial and operating position of the Group, even where this is not required by specific legislation.

Unless otherwise specified amounts indicated in these notes are expressed in millions of Italian Lire.


ACTIVITIES OF THE GROUP
-----------------------

BEST-MANINVEST Group, the parent companies, and their subsidiary companies (collectively the "Group") primarily manufacture and market range hoods, motors and electrical transformers, plastic materials and stamps for the manufacture of such plastic materials.



FORM AND CONTENT OF THE COMBINED FINANCIAL STATEMENTS
-----------------------------------------------------

1)   Format and combining area

     These financial statements consist of the balance sheet, statement of income, statement of changes in shareholders' equity and of cash flows together with explanatory notes.

     The combining area consists of the parent companies BEST S.p.A. and MANINVEST S.r.l. and the companies in which BEST S.p.A. and MANINVEST S.r.l. have the control, in virtue of the voting rights owned.

     In their turn, BEST S.p.A. and MANINVEST S.r.l. are controlled by a common share structure ending up with two shareholders (individual persons); therefore, the group is named BEST-MANINVEST GROUP.

     These combined financial statements, presented in a format that is not compared with the prior year, have been prepared in connection with, and for the purpose of, the possible transfer of the share capital of the two companies (BEST S.p.A. and MANINVEST S.r.l.).

     The list of the companies (that are fully combined on a line-by-line basis) is the following:
     BEST Group:

     - Best S.p.A.       (Parent company)
     - Best Deutschland
        Gmbh             (Subsidiary at 100%)

     MANINVEST Group:

     - Maninvest S.r.l.  (Parent company)
     - Elektromec S.p.A. (Subsidiary at 96%)
     - Selea S.r.l.      (    "      "  90%)
     - Teknomec S.r.l.   (    "      " 100%)
     - Interglass S.r.l. (    "      "  72%)
     - Elektra S.r.l.    (    "      " 100%)


2)   Year end date

     The combined financial statements have been prepared by the management of the Group Parent companies and approved by the legal representatives on the basis of the statements as at December 31, 1994, approved by the shareholders.

3)   Combining principles

     The financial statements used for combining purposes are the statutory financial statements of the individual group companies.

     These financial statements have been suitably reclassified and adjusted in order to bring them into line with the parent companies BEST S.p.A. and MANINVEST S.r.l. accounting principles and valuation methods, which comply with those laid down by articles 2423 et seq. of the Italian Civil Code and with those recommended by CONSOB. In preparing the combined financial statements, all assets, liabilities, income and expense items of the companies included in the combination have been included in their entirety on a line-by-line basis.

     Receivables and payables, income and expenses, profits and losses deriving from transactions between combined companies have been eliminated. The book value of investments in combined companies is eliminated against their corresponding portions of net equity. The difference existing at the acquisition date between the book value of the investments being eliminated and the corresponding portion of net equity being included are entirely booked as an adjustment to combined net equity. Such difference is immaterial.

     The amount of the capital and reserves of subsidiaries pertaining to third party shareholders is booked to an equity item entitled "Minority interests"; the portion of the net profit or loss for the year pertaining to third party shareholders is booked to a profit & loss item entitled "Profit (loss) pertaining to minority interests".

4)   Translation of foreign currency financial statements

     Balance sheet items are translated into Italian lire at year end exchange rate, while the statement of income items are translated at average
     exchange    rates   for   the   year.    The   difference   between    the
     profit or loss for the year translated at the average exchange rate and the figure translated at the year end exchange rate, as well as the effect on assets and liabilities of the changes in exchange rates between the beginning and the end of the year, are booked to equity under the Other
     reserves.   The  exchange rate used to translate financial statements  not expressed in Italian lire is shown in the following table:

                     Currency       Average rate     Year end rate

                        DM             999,7            1.047,7

5)   Accounting principles and valuation methods

     a) General

        The accounting principles and valuation methods have been applied consistently by all of the combined companies. The accounting principles used in the combined financial statements are those used by the parent companies BEST S.p.A. and MANINVEST S.r.l. suitably adjusted to make them homogeneous, and comply with the legal regulation mentioned earlier, integrated and interpreted by the
        Accounting Principles issued by the Italian National Council of Accountants.

     b) Value adjustments and recoveries

        Tangible and intangible fixed assets with a limited useful life are depreciated over that period. If they or other asset items suffer a permanent loss of value, then they are written down to their actual value. Depreciation methods and writedowns are explained in detail later in the notes.

     c) Revaluations

        No revaluations have been carried out except for those permitted under specific laws regarding tangible fixed assets.

     d) Accounting entries made solely for tax purposes

        Certain subsidiaries have made accounting entries in their statutory financial statements solely for tax reasons, particularly accelerated depreciation in excess of what is required to charge the cost of the tangible fixed assets over their estimated useful life. These entries have been eliminated on combination.

        The more important accounting principles and valuation methods are as follows:

     e) Intangible fixed assets

        Intangible fixed assets are booked at purchase or internal cost, including ancillary charges, and amortized on a straight line basis.

        Start-up and expansion expenses are shown in a specific item and amortized over their useful life, which in any case cannot be more than 5 years.

        Research, development costs and advertising expenses are all written off to the statement of income in the year they are incurred.

        Patent rights and rights to use original works are amortized on the basis of their estimated period of utilization, which in no case can be longer than the period laid down in the license contract.

        Concessions, licenses, trade marks and similar rights that have been capitalized are amortized over the period for which they are expected to be used, and in any case no longer than the period set by the purchase contract; if no contract exists or it is impossible to quantify a useful life, amortization is charged over a period of five years.

        Intangible fixed assets that at year end appear to have suffered a permanent loss of value compared with their net book value are written down to their actual value.

     f) Tangible fixed assets and depreciation

        Tangible fixed assets are booked at purchase or production cost, including ancillary expenses.

        Cost is only revalued if it is in accordance with national laws permitting such assets to be restated.

        Depreciation is charged on the basis of the cost of the assets, or the revalued cost where applicable, in such a way as to reflect the assets' residual useful life. In accordance with the accounting principles mentioned earlier, tangible fixed assets that at year end appear to have suffered a permanent loss of value compared with their net book value are written down to their actual value. Ordinary maintenance expenses are all written off.

        Maintenance expenses that increase the useful life of the assets are booked to the accounts concerned and depreciated over the residual useful life.

        The depreciation rates consistently applied are as follows:

           Buildings
              Industrial buildings                        3%

           Plant and machinery
              Generic plant and machinery              10-15,5%
              Dies and machine parts                     25%
              Painting area                              15%

           Industrial and commercial equipment
              Tools and equipment                        25%

           Other assets
              Software and EDP equipment                 33%
              Furniture and office machinery             12%
              Electronic office machinery                20%
              Motor vehicles                            20-25%

        In   the  case  of  fixed  tangible  asset  additions,  the  amount  of depreciation is reduced to 50% to take into consideration the period of the year in which the asset was purchased.

     g) Inventory

        Inventories are valued at the lower of purchase or production cost, including overheads, and realizable value based upon market trends.

        Raw, ancillary and consumption materials are valued at the average purchase cost using the LIFO method.

        Work in progress, semifinished goods and finished products are valued on the basis of the costs incurred depending on the stage of completion reached at the end of the year.

        Obsolete and slow-moving items are written-down taking into account the chances they have of being utilized or sold at a profit.

     h) Receivables

        Accounts  receivable  are  shown at their  estimated  realizable  value
        which   is   obtained  from  reducing  their  nominal  value   by   the
        corresponding provision for bad debts.

     i) Current financial assets

        Current financial assets that are not long term, are valued at the lower of the purchase cost and realizable value.

     l) Cash and banks

        Liquid assets existing in cash and banks are shown at their nominal value.

     m) Prepayments and accruals

        These include only income and costs that refer to the financial year but are payable in future periods, or revenues and expenses paid during the year but applicable to future periods. In any case, the items recorded in these accounts are only portion of costs and revenues that are common to two or more years, the amount of which varies according to time.

     n) Provision for risks and expenses

        Risk  and  expense  provisions  are  made  only  to  cover  losses   or
        liabilities of a specific nature, that certainly or probably exist, but which are hard to quantify or schedule at the year end.

        This account includes the provision for deferred taxation.

     o) Personnel leaving indemnity

        The personnel leaving indemnity account has been booked in accordance with Italian laws, labour contracts and local agreements and has been calculated for each employee.

        This account includes the accruals for the pension plan of the procurator of BEST DEUTSCHLAND GMBH which is determined and adjusted in accordance with actuarial measurements of the existing benefit obligation.

     p) Payables

        Payables are shown at their nominal value.

     q) Amounts expressed in foreign currency

        Amounts expressed in foreign currency are translated at the historical exchange rate.

        If a net loss arises from the adjustment of the foreign currency receivables and payables to year end exchange rates, this loss is booked to the statement of income against a specific account shown under the provision for risks and expenses.

     r) Provision for taxation

        Income taxes are calculated on the basis of the taxable income of each of the combined companies in accordance with local tax regulations.

        Deferred taxes are charged in the combination on timing differences existing between the taxable results of the individual companies and those combined.

        For prudence sake, deferred tax assets are only accounted for up to the extent of any deferred tax liabilities.




   ANALYSIS OF THE ITEMS IN THE FINANCIAL STATEMENTS:

     (All amounts in the tables are expressed in Millions of Italian Lire)


     ASSETS
     ------

     A) Receivables due from shareholders for payments still due

        The balance of this account in the financial statements for the year ended December 31, 1994, is zero since there are no receivables from shareholders for share capital subscribed but not paid.

     B) Non-current assets

     I -Intangible fixed assets

        Intangible fixed assets at the year end are made up as follows:

        Breakdown:                                     12/31/1994

        Set-up and expansion expenses                          42
        R&D and advertising expenses                           12
        Industrial patents and intellectual
         property rights                                       32
        Concessions, licenses, trade marks                     17
        Other intangible fixed assets                          12
                                                              ---
        Total                                                 115
                                                              ---

        The above mentioned items are capitalized since they are considered to be of benefit to the company over many years. They are amortized on a straight line basis. No revaluations or writedowns have been made during the current year.

     II- Tangible fixed assets

        Movements in this account during the year are as follows:

                        Balance                                  Balance
                        12/31/93 Additions  (Decrease) (Amort.)  12/31/94
                        -------- ---------  ---------- --------  --------

        Land and
         buildings       5,318      8,197        -        311    13,204
        Plant and
         machinery       6,420      2,887       69      2,053     7,185
        Industrial and
         commercial
         equipment       1,439      1,028       62        670     1,735
        Assets under
         construction
         and advances
         to suppliers        6        433        6          -       433
                        ------     ------      ---      -----    ------
        TOTAL           13,183     12,545      137      3,034    22,557
                        ------     ------      ---      -----    ------

        No revaluations or writedowns have been made during the current year. Certain fixed assets of Best S.p.A. were revalued in prior years in
        accordance  with  specific  laws permitting monetary  revaluation.   No
        writedowns have ever been made.

        Additions during the year mainly refer to the purchase of an industrial building by Best S.p.A. and of plants, machineries and equipments finalized to increase production capacity of the Best and Maninvest groups, to rationalize and automate it.

        Some of the Group's tangible fixed assets are pledged as guarantees for long-term loans from banks. The amount of such real guarantees is approximately, at the original value, Lire 19,010 million as of December 31, 1994. At the year end the Group had commitments for purchasing fixed assets for about Lire 3,300 million.

        Monetary revaluations

        Tangible fixed assets in existence at the balance sheet date include the following amounts (before depreciation) of revaluations carried out by Best S.p.A. as permitted by Italian law.

                                                     12/31/94
                                                     --------
              land and buildings                        372
              plant and machinery                       126
              industrial and commercial equipment        39
                                                        ---
              TOTAL                                     537
                                                        ---

     III- Financial fixed assets

        The account is analyzed as follows:
                                                     12/31/94
                                                     --------
              Financial receivables due from:
               third parties                            181
                                                        ---
              TOTAL                                     181
                                                        ---

        The financial fixed assets shown in the balance sheet refer mainly to guarantee deposits. There are no amounts receivable after five years.

     C) Current assets

     I -Inventories

        Inventories as at December 31, 1994 are analyzed as follows:

                                                  Reserve for   Net value
                                         Gross    depreciation   12/31/94
                                         -----    ------------   --------

        Raw materials, other materials   5,871          -50       5,821
        Work in progress and
          semifinished products          4,285            -       4,285
        Finished goods and goods
          for resale                     2,743         -265       2,478
        Advance payments to suppliers      394            -         394
                                        ------         ----      ------
        TOTAL                           13,293         -315      12,978
                                        ------         ----      ------


        The  valuation of the inventory at current cost valuation  as  compared
        with   the   LIFO   method  resolve  in  a  difference   amounting   to
        approximately Lire 900 million.

     II-Accounts Receivable

        Accounts receivable are made up as follows:
                                                         12/31/94
                                                         --------
           Accounts receivable:
              trade receivables                           26,654
              other receivables                            7,265
                                                          ------
           TOTAL                                          33,919
                                                          ------

        The amount of the receivables from customers and the provision for bad debts is the following:

                                                         12/31/94
                                                         --------

           Trade receivables                              27,239
           Provision for bad debts                           585
                                                          ------
           TOTAL                                          26,654
                                                          ------

        Accounts receivable from customers refer to commercial transactions and are mainly receivables from European customers.

        Some Group companies have obtained insurance cover for collection risks.

        The provision for bad debts is considered adequate to cover potential risks of not collecting outstanding balances from customers.

        The   account  as  at  December  31,  1994  includes  Lire  72  million receivables from the related party 3M di Mantini F. & C S.a.S, which collection is expected to be short-term.

        The analysis of the balance Other receivables is the following:

                                                         12/31/94
                                                         --------
        Receivables within 12 months
           For VAT from Tax Authorities                    5,629
           Income tax credit                               1,257
           Suppliers' debit balances                          16
           Other receivables                                 268
                                                           -----
           Total                                           7,170
                                                           -----

        Such receivables, which are all current, are all collectible.

        The receivable for VAT is mainly due to the annual fiscal return of the group companies filing for a reimbursement. Income tax credit refers to the amount of income tax filed with the prior year return and the amount will be off-set against future tax due.

        Others receivables include an amount of Lire 42 million due from shareholders which is off-set by an amount of Lire 50 million payable to shareholders included in Other payables.

        These receivables are stated net of the provision for bad debts of Lire 60 million relevant to the advance to a supplier for the purchase of a machinery in dispute.

                                                         12/31/94
                                                         --------
        Receivables beyond 12 months

           Tax credits                                        18
           Other receivables                                  77
                                                             ---
           Total                                              95
                                                             ---

        Receivables after 12 months are mainly due to advance payments to personnel.

     III- Current financial assets

        The balance of current financial assets is analyzed as follows:

                                                         12/31/94
                                                         --------
           Current financial assets:
              other investments                               58
              other securities                               747
                                                             ---
           TOTAL                                             805
                                                             ---

        The account Other securities includes bonds given as a guarantee deposit to Italian tax authorities for Lire 400 million, and to banks for Lire 300 million.

     IV - Liquid funds

        Liquid funds are made up as follows:
                                                         12/31/94
                                                         --------
           Liquid funds:
              bank and post office deposits               13,619
              cash and valuables                              52
                                                          ------
           TOTAL                                          13,671
                                                          ------

        Liquid funds consist of cash at banks and on hand at December 31, 1994.

     D) Accrued income and prepaid expenses

        Accrued income and prepaid expenses are made up as follows:

                                                         12/31/94
                                                         --------

           Accrued income                                     68
                                                             ---
           Total accrued income                               68
                                                             ---

           Prepaid expenses:
              Insurance premiums                              32
              Installments of financial lease                160
              Prepaid interest                               262
              Prepaid expenses                                72
              Other prepayments                              247
                                                             ---
           Total Prepayments                                 773
                                                             ---
           TOTAL                                             841
                                                             ---


        Prepayments and accrued income are accounted for on the accruals basis.

        Prepaid interests refer to interests payable on interest assisted loans according to the Sabatini law as shown in the balance sheet of the companies Best S.p.A., Teknomec S.r.l., and Interglass S.r.l.




     LIABILITIES AND SHAREHOLDERS' EQUITY

        The changes in shareholders' equity for the year 1994 is shown in the accompanying statement.

     A) Shareholders' equity

        Shareholders' equity accounts are as follows:

     I -Capital Stock

        The capital stock, issued and fully-paid, of the Parent companies as at December 31, 1994 is composed as follows:

                            No. of stocks        Face value   Total value
                            -------------        ----------   -----------

        - Best S.p.A.          1,001,980           1,000          1,002
        - Maninvest S.r.l.        50,000           1,000             50
                               ---------                          -----
                               1,051,980                          1,052
                               ---------                          -----

        Both  companies  are  held  50%  by  Mr. S. Mancini  and 50% by Mr.  F.
        Mantini.

     III- Revaluation reserves

        This reserve, amounting to Lire 304 million at December 31, 1994, shows the residual amount of the revaluation of tangible fixed assets made by the Group in accordance with Italian law. Taxes have not been provided in respect of this reserve since, at this time, the conditions (such as for example distribution) which would give rise to such taxation, are not expected to occur.

     IV - Legal reserve

        This reserve refers to the allocation of prior years' profit as approved by the shareholders' meeting, as requested by Italian law (at least 5% of annual net income must be allocated to legal reserve until the balance is equal to 20% of the capital stock).

     VII- Other reserves

        Other   reserves  include  exchange  rates  adjustments  generated   by
        translating the foreign currency financial statements of combined companies to Italian Lire, and profits carryforward which will be subject to taxation upon distribution or if utilized for purposes other than covering losses.

        The following statement highlights a summary of the differences between the parents' financial statements and the combined financial statements in respect to the year result and the equity.




     RECONCILIATION BETWEEN THE PARENTS' FINANCIAL STATEMENTS AND THE COMBINED FINANCIAL STATEMENTS

                                                              Shareholders'
                                                 Net profit       Equity
                                                 ----------       ------
     Balances as per statutory financial
     statements:
        Best S.p.A.                                2,260          4,078
        Maninvest S.r.l.                             640            709
                                                   -----          -----
                                                   2,900          4,787
     Difference between the Group's share
        of net equity and the carrying value
        of the investment                          1,704          2,223
     Elimination of intercompany profits on
        the sale on intangible assets                -20            -66
     Elimination of intercompany dividends        -1,150           -400
     Elimination of intercompany profits
        on inventory                                  67           -190
     Elimination of intercompany profits on
        the sales of fixed assets                    -59           -266
     Adjustment for depreciation in excess
        of the useful life of the assets             516          2,061
     Other adjustments                              -270           -339
                                                   -----          -----
     Balances as per the combined financial
        statements                                 3,688          7,810
                                                   -----          -----

     B) Provisions for risks and expenses

        Provisions for risks and expenses are made up as follows:

                                                            12/31/94
                                                            --------

           Provisions for risks and expenses:
              for taxation                                     869
              other provisions                               1,755
                                                             -----
           Total                                             2,624
                                                             -----

        The provision for taxation includes, for Lire 813 million, deferred taxes on timing differences between the taxable results and the financial statements used for combining purposes.

        The fiscal years of Best S.p.A. are closed up to 1986. The fiscal years of Maninvest S.r.l., Elektromec S.p.A. and Interglass S.r.l. are closed up to 1987 while no fiscal years are closed for Elektra S.r.l. as the company was recently set-up.

        The last tax assessment of Best Deutschland Gmbh concerned fiscal years from 1988 to 1990. Management, in agreement with tax consultants, believes that no material liabilities will arise from the related settlement.

        Some Group companies (Best S.p.A., Elektromec S.p.A., Selea S.r.l. and Teknomec S.r.l.) benefited from the offset of tax exemption (ILOR) not yet formally recognized by tax authorities.

        The account Other provisions is analyzed as follows:

                                                            12/31/94
                                                            --------

           Other provisions:
              Provision for exchange rates losses            1,234
              Provision for guarantees                         521
                                                             -----
           Total                                             1,755
                                                             -----

        The provision for exchange rates losses shows the net effect of adjusting the foreign currency balances using the year end exchange rates.

        The provision for guarantees represents an estimate of the costs to be incurred for the repairing of products under warranty sold by Best Gmbh in the German market.


     C) Personnel leaving indemnity

        Changes during the year are the following:

                                                            12/31/94
                                                            --------

           Beginning balance                                 2,817
           (+) Accruals                                      1,038
           (-) Payments                                        268
                                                             -----
           Ending balance                                    3,587
                                                             -----

        The personnel leaving indemnity, applicable to Italian companies, has been accrued in accordance with the laws in force in the country and amounts to Lire 3,214 million, while the pension fund of Best Gmbh amounts to Italian Lire 373 million.

     D) Accounts payable

        The analysis of the accounts payables based upon nature and due date, is the following:

                                                            12/31/94
                                                            --------

                                                        Amounts payable
                                                        ---------------
                                                      Within From 1 to 5
                                                     1 year      years
                                                      ------     -----

           due to banks                               27,088      7,350
           other financial institutions                  161        322
           advances                                      311
           trade accounts                             29,909
           payables represented by securities            254
           taxes payable                               2,040
           payable to social security institutions     1,077
           other payables                              1,569
                                                      ------      -----
           Total                                      62,409      7,672
                                                      ------      -----

        There are no amounts payable after five years.
        Short-term indebtedness with banks is mainly due to new lines of credit on current account, advances on exports, and the current portion of loans (amounting to Lire 1,645 million).

        A detail of the medium-long term financial payables is as follows:

                                                            12/31/94
                                                            --------
           Due to banks
           Medium term financing to export                      663
           Industrial loan B.N.L.                             2,500
           Loan Bimer Banca                                   3,091
           Loan Mediocredito L. 949                             318
           Financing B.N.L.                                     778
                                                              -----
           Total                                              7,350
                                                              -----


           Payables to other financial institutions
           Financing Law 1329/65                                322
                                                                ---
           Total                                                322
                                                                ---

        All loans given to the companies Best S.p.A., Selea S.r.l. and Elektromec S.p.A., are guaranteed by mortgages on the buildings owned by these companies for a total amount, at the original value, of Lire 19,010 million.

        Trade accounts

        Trade accounts, amounting to Lire 29,909 million, are all current.

        Payables represented by securities

        Payables represented by securities include the notes payable in relation to fixed assets purchased under the Sabatini law 1329/65 by Teknomec S.r.l.

        Taxes payable

        Taxes payable are made up as follows:

                                                            12/31/94
                                                            --------

           Income taxes                                       1,022
           Tax on shareholders' equity                          368
           VAT payable                                            8
           Withholding tax payable to Tax Authorities           626
           Other taxes and dues                                  16
                                                              -----
           Total                                              2,040
                                                              -----

        Payables to social security institutions

        Payables to social security, amounting to Lire 1,077 million, refer to both the Group and the employees contributions payable to these institutions for the month of December paid in January 1995.

        Other payables

        Other payables are made up as follows:
                                                            12/31/94
                                                            --------

           Personnel                                          1,029
           Other payables                                       540
                                                              -----
           Total                                              1,569
                                                              -----

        Payables to personnel are related to the salaries of the month of December 1994 which were paid in January 1995.

        Other   payables  refer  to  commissions  payable  and  the  Directors'
        emoluments.

     E) Accrued liabilities and deferred income

        Accrued liabilities and deferred income are made up as follows:

                                                            12/31/94
                                                            --------
           Accrued liabilities:
              Others                                            652
                                                                ---
           Total accrued liabilities                            652
                                                                ---
                Deferred income:
              Interest receivables                               68
                                                                ---
           Total deferred income                                 68
                                                                ---
           TOTAL                                                720
                                                                ---

        The account accrued liabilities as at December 31, 1994 is mainly represented by the amount of vacations accrued but not used by personnel.




     MEMORANDUM ACCOUNTS

     The guarantees given to third parties and shown in the memorandum accounts refer for Lire 77 million to sureties. Real guarantees, amounting to Lire 19,710 million, refer for Lire 19,010 million to the mortgage on tangible fixed assets to guarantee medium and long term loans, at the original value, and for Lire 700 million to guarantees on owned bonds. Other memorandum accounts include Lire 2,801 million of lease installments payable which is the residual liabilities to suppliers deriving from financial leasing contracts of tangible fixed assets.




     STATEMENT OF INCOME
     -------------------

     A) Production value

        Analysis of sales and services:
                                                           12/31/94
                                                           --------
        Breakdown of sales by type of activity:
           Sales of products, spare parts, accessories      96,133
           Repairs, packaging, transports                       20
           Other sales                                         800
           Services                                            214
                                                            ------
        Total                                               97,167
                                                            ------


        Other sales mainly include customs duties recovered on exports of finished goods.


                                                           12/31/94
                                                           --------
        Geographical breakdown of sales of products,
           spare parts, accessories
           Italy                                            12,441
           Foreign                                          83,692
                                                            ------
        Total                                               96,133
                                                            ------

     B) Production costs

        Purchases of raw, ancillary, consumable materials and goods

        The analysis of purchases is the following:

                                                           12/31/94
                                                           --------

           Raw materials and components                     31,311
           Consumable materials                                199
           Packaging materials                                 195
           Other production materials                          677
           Other purchases                                     480
                                                            ------
           Total                                            32,862
                                                            ------

        Costs of services

        The analysis and the breakdown of costs of services are as follows:

                                                           12/31/94
                                                           --------

           Subcontracted work                               21,256
           Electricity and other utilities                     725
           Maintenance                                       2,224
           Technical consultancy                               569
           Commissions                                       1,275
           Legal and consultancy expenses                      398
           Transport on sales                                2,739
           Transport on purchases                              277
           Other services                                    1,328
                                                            ------
           Total                                            30,791
                                                            ------

     C) Financial income and charges

        The composition of financial charges is the following:

                                                            12/31/94
                                                            --------

           Income from long term securities                     81
           Interest income on other securities                   6
           Bank interest income                                284
           Interest on other current receivables                28
           Realized exchange gains                             839
           Other financial income                               35
                                                             -----
           Total                                             1,273
                                                             -----


        The   composition  of  interests  payable  and  other  charges  is  the following:
                                                           12/31/94
                                                           --------

          Financial charges on:
           payable to banks for short term finance           1,881
           payable to banks for loan and other medium-
              long term borrowings                             702
           payable to other financial institutions               4
           suppliers                                            62
           other payables                                       58
          Other financial charges:
           loss on exchange rates                            1,512
           commissions and bank charges                        150
                                                             -----
          Total                                              4,369
                                                             -----

     D) Adjustment to the value of financial assets

        The balance is zero.

     E) Extraordinary items

        Breakdown on extraordinary income

        Extraordinary income consists of:
                                                            12/31/94
                                                            --------
        Extraordinary income:
          Sundry gains                                          81
          Other extraordinary gains                            244
                                                               ---
        Total                                                  325
                                                               ---
        Gains on disposal of assets:
          Gains on disposal of fixed assets                     72
                                                               ---
        Total                                                   72
                                                               ---
         OTAL                                                  397
                                                               ---

        The breakdown of extraordinary charges is as follows:

                                                            12/31/94
                                                            --------

        Extraordinary charges:
          Expenses and losses extraordinary in nature            1
          Sundry losses                                         35
                                                               ---
        Total                                                   36
                                                               ---
        Losses on disposal of fixed assets:
          Losses on disposal of fixed assets                   200
                                                               ---
        Total                                                  200
                                                               ---
        TOTAL                                                  236
                                                               ---


        Other information

        As required by law the following is a breakdown of personnel by category and the emoluments paid to Directors and Statutory Auditors.

        Average number of employees by category
                                                            12/31/94
                                                            --------

          Factory workers                                      459
          Office workers                                        73
          Managers                                               1
                                                               ---
          Total                                                533
                                                               ---

        Compensation  paid  to  Directors  and  Statutory  Auditors   are   the
        following:
                                                            12/31/94
                                                            --------

           Directors                                           511
           Statutory Auditors                                   53
                                                               ---
           Total                                               564
                                                               ---




     EXPLANATION ADDED FOR TRANSLATION TO ENGLISH

     The financial statements have been translated into English from the original version in Italian. They have been prepared in accordance with the Italian law related to financial statements, interpreted and integrated by the accounting principles established by the Italian Accounting Profession.